                           STEPHEN P. HIGGINS, C.P.A.
                               67 DUMBARTON DRIVE
                           HUNTINGTON, NEW YORK 11743














                         GOLDONLINE INTERNATIONAL, INC.
                                AND SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS


                    JULY 31, 1999 AND MARCH 31, 1999 AND 1998

                         GOLDONLINE INTERNATIONAL, INC.


                   Index to Consolidated Financial Statements




                                                                          Page
                                                                           No.


Index                                                                       2

Auditors Report                                                             3

Consolidated Balance Sheet                                                  4

Consolidated Statements of Operations                                       5

Consolidated Statement of Stockholders' Equity                              6

Consolidated Statements of Cash Flows                                      7-8

Notes to Consolidated Financial Statements                                9-13

                           STEPHEN P. HIGGINS, C.P.A.
                               67 DUMBARTON DRIVE
                           HUNTINGTON, NEW YORK 11743



Board of Directors
Goldonline International, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheets of Goldonline International, Inc. and subsidiaries as of July 31, 1999 and the consolidated statements of operations, stockholders' equity and cash flows for the four months ended July 31, 1999 and the years ended March 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Goldonline International, Inc. and subsidiaries as of July 31, 1999 and the results of its operations and its cash flows for the four months ended July 31, 1999 and the years ended March 31, 1999 and 1998 in conformity with generally accepted accounting principles.








December 14, 1999
Huntington, New York

GOLDONLINE INTERNATIONAL, INC. AND SUBSIDIARIES

BALANCE SHEET
JULY 31, 1999


ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                                        $ 34,426
  Accounts receivable, net of allowance of $0                                        30,999
  Inventory                                                                         413,208
  Prepaid expenses and other assets                                                     500
  Deferred income taxes                                                              31,648
                                                                                   --------
Total current assets                                                                510,781

Property and equipment, net                                                         154,597
Deposits                                                                              6,141
Goodwill, less accumulated amortization of $1,112                                    99,008
                                                                                   --------
                                                                                   $770,527
                                                                                   ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Current installments of long-term debt and notes payable                         $202,146
  Accounts payable                                                                   86,901
  Bank overdraft                                                                     52,555
  Accrued expenses                                                                   10,568
  Income taxes payable                                                                5,384
  Due to shareholder                                                                  8,012
                                                                                   --------
Total current liabilities                                                           365,566

Long-term debt less current installments                                             76,674
Deferred income tax liability                                                        10,004

STOCKHOLDERS' EQUITY
  Common stock, $.0001 par value.  Authorized 200,000,000 shares; issued and          8,700
   outstanding 86,996,408
  Paid-in capital                                                                   217,420
  Retained earnings                                                                  92,163
                                                                                   --------
Total stockholders' equity                                                          318,283
                                                                                   --------
                                                                                   $770,527
                                                                                   ========

See accompanying notes to consolidated financial statements.

GOLDONLINE INTERNATIONAL, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS
FOUR MONTHS ENDED JULY 31, 1999 AND 1998 AND YEARS ENDED MARCH 31, 1999 AND 1998



                                                            FOUR MONTHS ENDED                          YEARS ENDED
                                                                JULY 31,                                MARCH 31,
                                                        1999                1998                1999                1998
                                                                          (UNAUDITED)

SALES AND REVENUES                                  $    462,915        $    440,116        $  1,509,028        $  1,411,585
COST OF SALES                                            229,340             221,257             814,835             876,384
                                                    ------------        ------------        ------------        ------------
GROSS PROFIT                                             233,575             218,859             694,193             535,201

OTHER EXPENSE (INCOME)
  Selling, general and administrative expense            257,656             204,889             659,063             483,044
  Interest expense                                         7,426               4,545              17,542              16,963
  Other income                                               (25)                (12)               (165)             (7,656)
                                                    ------------        ------------        ------------        ------------
                                                         265,057             209,422             676,440             492,351
                                                    ------------        ------------        ------------        ------------
EARNINGS (LOSS) BEFORE INCOME TAXES                      (31,482)              9,437              17,753              42,850
INCOME TAX EXPENSE (BENEFIT)                             (10,501)                744                 (68)              3,196
                                                    ------------        ------------        ------------        ------------
NET EARNINGS (LOSS)                                      (20,981)              8,693              17,821              39,654
                                                    ============        ============        ============        ============

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE         $     (0.000)       $      0.000        $      0.000        $      0.001
                                                    ============        ============        ============        ============

WEIGHTED AVERAGE SHARES OUTSTANDING                   80,014,892          75,000,000          75,000,000          75,000,000
                                                    ============        ============        ============        ============


See accompanying notes to consolidated financial statements.

GOLDONLINE INTERNATIONAL, INC. AND SUBSIDIARIES

STATEMENT OF STOCKHOLDERS' EQUITY
APRIL 1, 1997 THROUGH JULY 31, 1999



                                                     Common Stock                  Paid-in            Retained
                                               Shares          Par Value           Capital            Earnings             Total

BALANCE, April 1, 1997                              500        $     1,000        $        --        $    55,669       $    56,669
Net earnings                                                                                              39,654            39,654
                                            -----------        -----------        -----------        -----------       -----------
  Balance March 31, 1998                            500              1,000                 --             95,323            96,323
Net earnings                                                                                               8,693             8,693
                                            -----------        -----------        -----------        -----------       -----------
  Balance July 31, 1998 (unaudited)                 500              1,000                 --            104,016           105,016
Net earnings                                                                                               9,128             9,128
                                            -----------        -----------        -----------        -----------       -----------
  Balance March 31, 1999                            500              1,000                 --            113,144           114,144
Recapitalization                             74,999,500              6,500             (6,500)                --                --
                                            -----------        -----------        -----------        -----------       -----------
                                             75,000,000              7,500             (6,500)           113,144           114,144
Acquire Goldonline International, Inc         1,196,408                120                                                     120
Acquire Gold Online.com, Inc.                10,000,000              1,000             24,000                               25,000
Common stock sold for cash                      800,000                 80            199,920                              200,000
Net loss                                                                                                 (20,981)          (20,981)
                                            ===========        ===========        ===========        ===========       ===========
BALANCE, July 31, 1999                       86,996,408        $     8,700        $   217,420        $    92,163       $   318,283
                                            ===========        ===========        ===========        ===========       ===========


See accompanying notes to consolidated financial statements.

GOLDONLINE INTERNATIONAL, INC. AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS
FOUR MONTHS ENDED JULY 31, 1999 AND 1998 AND YEARS ENDED MARCH 31, 1999 AND 1998

                                                                 FOUR MONTHS ENDED                  YEARS ENDED
                                                                     JULY 31,                         MARCH 31,
                                                              1999             1998             1999             1998
                                                                             (UNAUDITED)
Cash flows used in operating activities
Net earnings (loss)                                        $ (20,981)       $   8,693           17,821           39,654
Adjustments to reconcile net earnings (loss) to net
 cash provided by (used in) operating activities:
  Depreciation and amortization                               11,523            6,435           22,681           14,106
  Deferred income taxes                                      (10,501)           1,202           (5,452)         (10,043)
  Accounts receivable                                        (12,091)            (115)          (4,422)         (14,486)
  Inventory                                                 (125,401)          (2,306)         (11,898)        (106,731)
  Other assets                                                    --               --           (3,691)          (1,800)
  Accounts payable                                            43,482          (63,563)         (17,472)          62,285
  Accrued expenses                                             5,944           (5,110)         (10,525)           2,126

                                                           ---------        ---------        ---------        ---------
Net cash used in operating activities                       (108,025)         (54,764)         (12,958)         (14,889)
                                                           ---------        ---------        ---------        ---------

CASH FLOWS USED IN INVESTING ACTIVITIES

  Capital expenditures                                        (6,035)          (4,076)         (15,595)         (23,673)
  Proceeds from sale of equipment                                 --               --               --           11,988
                                                           ---------        ---------        ---------        ---------
Net cash used in investing activities                         (6,035)          (4,076)         (15,595)         (11,685)
                                                           ---------        ---------        ---------        ---------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
  Proceeds from sale of common stock                         200,000               --               --               --
  Loan proceeds                                               50,000           57,567           98,000          132,880
  Repayment of long-term debt and notes payable             (106,721)         (23,657)         (60,350)        (103,235)
  Loans from (repayment) of amounts due shareholder           (4,279)          19,433           (6,776)              --

                                                           ---------        ---------        ---------        ---------
Net cash provided by financing activities                    139,000           53,343           30,874           29,645
                                                           ---------        ---------        ---------        ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS          24,940           (5,497)           2,321            3,071
CASH AND CASH EQUIVALENTS, beginning of period                 9,486            7,165            7,165            4,094
                                                           ---------        ---------        ---------        ---------
CASH AND CASH EQUIVALENTS, end of period                   $  34,426        $   1,668        $   9,486        $   7,165
                                                           =========        =========        =========        =========

See accompanying notes to consolidated financial statements.
                                                                       Continued

GOLDONLINE INTERNATIONAL, INC. AND SUBSIDIARIES

STATEMENT OF CASH FLOWS
FOUR MONTHS ENDED JULY 31, 1999 AND 1998 AND YEARS ENDED MARCH 31, 1999 AND 1998

                                                                       FOUR MONTHS ENDED              YEARS ENDED
                                                                            JULY 31,                    MARCH 31,
                                                                       1999          1998          1999          1998
                                                                                  (UNAUDITED)
SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest and income taxes are as follows:
  Interest                                                           $  7,426       $  4,545       $ 17,542       $ 16,963
  Income taxes                                                       $     --       $ 13,640       $ 13,640       $     --

Noncash investing and financing activities are as follows:


Acquisition of equipment in exchange for long-term debt              $ 19,983       $     --       $ 42,145       $ 22,985
Common stock issued to acquire Gold Online.com, Inc.                 $ 25,000
Common stock issued to acquire Goldonline International, Inc.        $    120
Note payable assumed to acquire Goldonline International, Inc.       $100,000





See accompanying notes to consolidated financial statements.

GOLDONLINE INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      PRINCIPLES OF CONSOLIDATION

                  The consolidated financial statements include the accounts of Goldonline International, Inc. (formerly Transun International Airways, Inc.) ("GOII") and its wholly owned subsidiaries Con-Tex Silver Imports, Inc. ("Con-Tex") and Gold Online.com, Inc. ("GO.com") (collectively referred to as the "Company"). All material intercompany accounts and transactions have been eliminated.

         (b)      ORGANIZATION

                  GOII was incorporated May 22, 1996 in Delaware and until June 1999 was a development stage company with plans to establish itself as an air transport company providing non-scheduled air service (charter flights) for tour operators, charter brokers, cruise line casinos, theme parks and theme attractions.

                  Con-Tex was incorporated September 12, 1994 in Texas. GO.com was incorporated on February 3, 1999 in Delaware.

                  On June 10, 1999, GOII acquired all of the issued and outstanding common stock of Con-Tex and GO.com. For accounting purposes, the acquisitions have been treated as the acquisition of Con-Tex and GO.com by GOII with Con-Tex as the acquiror (reverse acquisition). The historical financial statements prior to June 10, 1999 are those of Con-Tex.

         (c)      NATURE OF BUSINESS

                  GOII is now a holding company principally engaged in acquiring and developing businesses. Con-Tex is a company involved in both the wholesale and retail jewelry business. GO.com is establishing an Internet jewelry business.

         (d)      CASH EQUIVALENTS

                  The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At July 31, 1999, cash equivalents consist of money market accounts and business checking accounts.

         (e)      INVENTORIES

                  Inventories consist primarily of silver jewelry and are carried at the lower of average cost or market.

         (f)      MACHINERY AND EQUIPMENT

                  Owned machinery and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets.

         (g)      GOODWILL

                  Costs in excess of the fair value of net assets acquired are amortized over a fifteen-year period on a straight-line basis. The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, the Company's carrying value of the goodwill would be reduced.

         (h)      INCOME TAXES

                  Deferred income taxes are recognized for income and expense items that are reported for financial purposes in different years than for income tax purposes.

         (i)      REVENUE AND COST RECOGNITION

                  Sales revenues are recognized when the product is shipped. Cost of sales, which is recognized simultaneously with the recognition of sales, is comprised of the cost of materials and indirect costs incurred during the manufacturing process.

         (j)      NET EARNINGS (LOSS) PER SHARE

                  Net earnings (loss) per share amounts are computed using the weighted average number of shares outstanding during the period. Fully diluted earnings (loss) per share is presented if the assumed conversion of common stock equivalents results in material dilution.

         (k)      USE OF ESTIMATES

                  The process of preparing consolidated financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the consolidated financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

         (l)      FAIR VALUE DETERMINATION

                  Financial instruments consist of cash, accounts receivable, accounts payable, accrued liabilities, notes payable and long-term debt. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates which the Company could borrow funds with similar remaining maturities.


2.       ACQUISITION

         On June 10, 1999, GOII issued 75,000,000 of its common shares to acquire all of the common shares of Con-Tex. Con-Tex is both a wholesale and retail marketer of jewelry, primarily silver. For accounting purposes, the acquisition has been treated as the acquisition of Con-Tex by GOII with Con-Tex as the acquiror (reverse acquisition). Simultaneously, GOII issued 10,000,000 of its common shares to acquire all of the common shares of GO.com. GO.com is a new Internet Company and it has the domain name Gold Online.com. A value of $25,000 was recorded for this acquisition. Pro forma information has not been presented as GOII had no prior continuing operations and GO.com had only recently commenced operations.

3.       RELATED PARTY TRANSACTIONS

         Con-Tex leases its corporate headquarters from the principal shareholder of the Company at the rate of $2,200 per month. This amounted to $8,800 during the four month period ended July 31, 1999, amounted to $8,800 during the four month period ended July 31, 1998 (unaudited) and amounted to $26,400 during each of the years ended March 31, 1999 and 1998.

         The Company had received loans from its principal shareholder. The balance owed was $8,012 at July 31, 1999, $12,291 at March 31, 1999,
         $24,947 at July 31, 1998 (unaudited) and $5,515 at March 31, 1998.

4.       PROPERTY AND EQUIPMENT

         Property and equipment consist of the following at July 31, 1999:

          Equipment and store furnishings       $  46,322
          Transportation equipment                133,663
          Web site                                 26,000
          Leasehold improvements                    1,035
                                                ---------
                                                  207,020
          Less accumulated depreciation           (52,423)
                                                ---------
                                                $ 154,597
                                                =========

5.       LONG-TERM DEBT AND NOTES PAYABLE

         Notes payable consists of the following:

                  Note payable to bank with interest at 10% payable on                    $136,400
                  demand or January 1, 2000 if no demand is made; accrued
                  interest payable monthly; collateralized by all assets of
                  Con-Tex and guaranteed by the principal shareholder of the
                  Company

                  Note payable to the brother of the principal shareholder                  50,000
                  of the Company due on July 23, 2000 with interest at 8%,
                  unsecured, convertible into common stock of the Company at
                  $.01 per share

                  Note payable to company in monthly installments of                        13,913
                  $597.61, including interest at 10% through September 30, 2001;
                  collateralized by transportation equipment

                  Note payable to company in monthly installments of                        19,377
                  $330.96, including interest at 9.8% through July 23, 2000 and a final payment of $17,464.96 due on August 23, 2000;
                  collateralized by transportation equipment

                  Note payable to company in monthly installments of                        39,147
                  $730.18, including interest at 10.46% through November 7, 2001 and a final payment of $27,603.18 due on December 7, 2001;
                  collateralized by transportation equipment

                  Note payable to company in monthly installments of $442.44, including interest at 11.6% through July 21, 2004;
                  collateralized by transportation equipment                                19,983
                                                                                          --------
                                                                                           278,820

                  Current installments of long-term debt and notes payable                 202,146
                                                                                          --------

                  Long-term debt less current installments                                $ 76,674
                                                                                          ========

         The aggregate maturities of long-term debt for the periods ending July 31, 2004 are as follows: 2000 - $25,214, 2001 $38,451, 2002 - $36,783,
         2003 - $5,309 and 2004 - $5,309.


6.       INCOME TAXES

         Income tax expense (benefit) for the four months ended July 31, 1999 and 1998 and the year ended March 31, 1999 and 1998 consists of:

                                          CURRENT        DEFERRED        TOTAL
          July 31, 1999 - Federal        $     --       ($  10,501)   ($ 10,501)
                                         ========       ==========    =========

          July 31, 1998 - Federal        $  1,946           (1,202)         744
                                         ========       ==========    =========

          March 31, 1999 - Federal       $  5,384           (5,452)         (68)
                                         ========       ==========    =========

          March 31, 1998 - Federal       $ 13,239          (10,043)       3,196
                                         ========       ==========    =========

         Actual income tax expense (benefit) applicable to earnings (loss) before income taxes is reconciled with the "normally expected" federal income tax expense (benefit) as follows:

                                                        JULY 31,                       MARCH 31,
                                                  1999            1998            1999            1998
          "Normally expected" income tax
            expense (benefit)                  ($10,704)          3,209           6,036          14,569
          Surtax exemption                           --          (2,465)         (6,816)        (11,485)
          Non-deductible entertainment              203              --             712             112
                                               --------        --------        --------        --------
                                               ($10,501)            744             (68)          3,196
                                               ========        ========        ========        ========

         The deferred income tax assets and liabilities at July 31, 1999 are comprised of the following:

                                                                  CURRENT           NONCURRENT
         Expenses deferred for tax purposes                       $  25,243                 -
         Net operating loss carryforwards                             6,405                 -
                                                                  ---------          --------
                                                                     31,648                 -
         Less valuation allowance                                  (      -)                -
                                                                  ---------          --------

         Deferred income tax asset                                   31,648                 -
         Deferred income tax liability - asset basis                      -           (10,004)
                                                                  ---------          --------

              Net deferred income tax assets (liabilities)        $  31,648          ($10,004)
                                                                  =========          ========

7.       CAPITAL STOCK

         The Company sold 200,000 units (The "Units") at $1.00 per Unit. Each Unit consisted of 4 shares of common stock, par value $.001, and 1 warrant. Each warrant entitled the holder to purchase eight shares of the common stock of the Company at a purchase price of $.50 per share.

         Under the terms of the initial offering, the warrants are scheduled to expire on September 30, 1999. The exercise period for the warrants was extended until February 29, 2000.

         At July 31, 1999, warrants for the purchase of 1,600,000 shares of the Company's common stock at $.50 per share had been issued and all were outstanding.


8.       COMMITMENTS

         The Company operates three retail jewelry stores in addition to its corporate headquarters, which also houses its wholesale jewelry operations. Rental expense was $58,554 and $48,550 during the four-month periods ended July 31, 1999 and 1998, respectively, and $215,531 and $86,976 during the years ended March 31, 1999 and 1998, respectively. Minimum rental commitments under all non-cancelable leases with an initial term in excess of one year are payable as follows: 2000 - $13,836, 2001 - $12,819, 2002 - $13,201, 2003 - $8,561.
         The majority of the Company's leases are month-to-month.


9.       SUBSEQUENT EVENT

         On September 1, 1999, the Company established a stock option plan, which reserved 10,000,000 shares of the Company's common stock for issue to certain employees, directors and consultants. The Plan provides that options may be granted for no less than fair market value at the date of the option grant.